UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: June 10, 2013

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27 th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chairman and Chief Executive Officer; Appointment of new Chief Executive Officer; Appointment of new Chairman

On June 10, 2013, Robert F. Moran resigned as Chairman of the Board, Director and Chief Executive Officer of PetSmart, Inc. (“PetSmart”), effective immediately prior to the Annual Meeting of Stockholders of PetSmart on June 14, 2013. Mr. Moran’s intention to step down as Chief Executive Officer was previously announced. Mr. Moran will not stand for election to the Board of Directors at the Annual Meeting. David K. Lenhardt will become the Chief Executive Officer of PetSmart, as previously announced. The Board of Directors has also appointed Mr. Lenhardt to the Board of Directors, effective immediately following the Annual Meeting. In connection with the appointment of Mr. Lenhardt to the Board of Directors, the Board has reduced the number of members of the Board from eleven to nine, also effective immediately following the Annual Meeting.

PetSmart also announced that Gregory P. Josefowicz will be named Chairman of the Board.

Mr. Lenhardt, age 44, was appointed President and Chief Operating Officer, effective January 30, 2012. He joined PetSmart as Senior Vice President of Services, Strategic Planning and Business Development in October 2000. He was appointed Senior Vice President, Store Operations and Services in February 2007 and in February 2009 was appointed Senior Vice President, Store Operations and Human Resources. In January 2011, he was appointed Executive Vice President, Store Operations, Human Resources and Information Systems. From 1996 to 2000, he was a manager with Bain & Company, Inc., where he led consulting teams for retail, technology and e-commerce clients. Prior to that, he worked in the corporate finance and Latin American groups of Merrill Lynch & Co., Inc.’s investment banking division.

Mr. Josefowicz, age 60, has been a Director of PetSmart since December 2004 and its Lead Director since 2006. From 1999 until his retirement in 2006, Mr. Josefowicz served as a Director and President and Chief Executive Officer of Borders Group, Inc., an international book and music retailer, and was named Chairman of the Board in 2002. Mr. Josefowicz serves on the boards of Roundy’s, Inc. and United States Cellular Corporation. During the prior five years, Mr. Josefowicz served on the boards of Telephone and Data Systems, Inc. and Winn-Dixie Stores, Inc.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release entitled “PetSmart Provides Update Regarding Board of Directors,” dated June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

Dated: June 11, 2013	By:	/s/ J. Dale Brunk
J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary